UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 18, 2013

PARKER-HANNIFIN CORPORATION

(Exact Name of Registrant as Specified in Charter)

Ohio	1-4982	34-0451060
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6035 Parkland Blvd.
Cleveland, Ohio		44124-4141
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (216) 896-3000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.05.	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On April 18, 2013, the Board of Directors of Parker-Hannifin Corporation (the “Company” or “Parker”) adopted a Global Code of Business Conduct for the Company, which will apply to all directors, officers, including the principal executive officer, principal financial officer and principal accounting officer, and employees of the Company and will supersede and replace the Company’s current Code of Conduct in its entirety. The Global Code of Business Conduct will be translated into appropriate languages and, once such translations are complete and disseminated to Company personnel, will become effective upon its posting to the Company’s investor relations internet website at www.phstock.com, on the Corporate Governance page. The Global Code of Business Conduct clarifies, and provides more detailed explanations of, the standards of conduct that are expected of the Company’s directors, officers and employees. This has been accomplished with the addition or expansion of the following subject matter areas within the Global Code of Business Conduct:

•	Treating employees with dignity and respect;

•	Respecting human rights;

•	Workplace violence prevention;

•	Providing safe and dependable products;

•	Receiving and giving gifts;

•	Integrity of financial statements and other business records;

•	Avoiding bribery and corruption;

•	Preventing money laundering and terrorist financing;

•	Speaking on Parker’s behalf;

•	Parker’s environmental health and safety principles;

•	Making a difference in our communities; and

•	Primary policies regarding standards of business conduct.

The foregoing summary of the Global Code of Business Conduct is subject to and qualified in its entirety by reference to the full text of the Global Code of Business Conduct, a copy of which is attached hereto as Exhibit 14.1 and incorporated herein by reference. The Global Code of Business Conduct will be posted on the Company’s investor relations internet website. The information contained on or accessible through the Company’s internet website shall not be deemed to be part of this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Description of Exhibit

14.1	Global Code of Business Conduct.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARKER-HANNIFIN CORPORATION

By:	/s/ Jon P. Marten
Jon P. Marten Executive Vice President – Finance and Administration and Chief Financial Officer

Date: April 23, 2013

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

14.1	Global Code of Business Conduct.